                          PRELIMINARY PROXY STATEMENT

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997
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                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                             [AMENDMENT NO.     ].

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

  [X]Preliminary Proxy Statement       [_]Confidential, For Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

  [_]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SHONEY'S, INC.
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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 RAYMOND D. SCHOENBAUM AND BETTY J. SCHOENBAUM
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   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [X]No fee required.
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
      .....................................................................
    2) Aggregate number of securities to which transaction applies:
      .....................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      .....................................................................
    4) Proposed maximum aggregate value of transaction:
      .....................................................................
    5) Total fee paid:
      .....................................................................
  [_]Fee paid previously with preliminary materials:
      .....................................................................
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _____________________________________________
    2) Form, Schedule or Registration Statement no.: _______________________
    3) Filing Party: _______________________________________________________
    4) Date Filed: _________________________________________________________

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

                PRELIMINARY PROXY MATERIALS DATED JUNE 16, 1997
                             SUBJECT TO COMPLETION
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The information included herein is as it is expected to be when the definitive proxy statement is mailed to shareholders of Shoney's, Inc. This proxy statement will be revised to reflect actual facts at the time of the filing of the definitive proxy statement.

No GOLD Proxy Card is included with these materials.


                               ----------------

                              PROXY STATEMENT OF

                                      THE

                       SHONEY'S SHAREHOLDERS' COMMITTEE

                               ----------------

                               ----------------

                      SPECIAL MEETING OF THE SHAREHOLDERS

                                      OF

                                SHONEY'S, INC.

                               ----------------

We are sending this Proxy Statement to you as one of the holders (the "Shareholders") of the common stock, $1.00 par value (the "Common Stock"), of Shoney's, Inc., a Tennessee corporation ("Shoney's" or the "Company"). This Proxy Statement relates to the solicitation of proxies by Raymond D. Schoenbaum and Betty J. Schoenbaum (the "Shoney's Shareholders' Committee") for use at a Special Meeting of the Shareholders scheduled for 10 a.m. local time, Tuesday, August 19, 1997, in the Governor's Ballroom at the Opryland Hotel, 2800 Opryland Drive, Nashville, Tennessee 37214, or any adjournments or postponements thereof (the "Special Meeting"). We are soliciting proxies to remove the current Board of Directors of the Company (the "Board"), to elect our nominees to the Board and to adopt certain other resolutions (including certain amendments to the Bylaws of the Company) to facilitate the replacement of the current members of the Board.

[THIS PROXY STATEMENT AND THE ACCOMPANYING GOLD PROXY CARD ARE FIRST BEING FURNISHED TO SHAREHOLDERS ON OR ABOUT JUNE , 1997.]

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD (THE "GOLD PROXY") IN FAVOR OF THE SPECIAL MEETING PROPOSALS DESCRIBED HEREIN.

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

                                    SUMMARY

This summary highlights selected information from this document, and may not contain all of the information that is important to you. To understand better why we are asking for your vote, you should read this entire document carefully.

Q: WHO ARE WE?

A: Raymond D. Schoenbaum and Betty J. Schoenbaum (the Shoney's Shareholders'
   Committee) own together approximately 8.0% of Shoney's common stock. Alex Schoenbaum, the father of Raymond D. Schoenbaum and husband of Betty J. Schoenbaum, founded Shoney's in 1947 and served as its first Chairman of the Board. Following Alex Schoenbaum's death late last year, the Shoney's Shareholders' Committee became one of the two largest shareholders of Shoney's.

   Raymond D. Schoenbaum has extensive experience in the family and casual restaurant industry. He has been actively involved in the restaurant industry since 1974, and between 1985 and 1995 he developed and operated Ray's on the River and Rio Bravo, a successful chain of casual restaurants. In 1995, he sold his restaurant business to Applebee's International Inc. and became a director of Applebee's following the sale.

Q: WHAT ARE WE ASKING YOU TO DO?

A: We are asking you to vote to remove the current members of the Board of Shoney's and replace them with our nominees and to approve certain resolutions amending the Bylaws of Shoney's in a manner designed to facilitate the replacement of the current Board members.

Q: WHY ARE WE ASKING YOU TO REPLACE THE CURRENT DIRECTORS?

A: We have been disappointed with Shoney's performance and the performance of Shoney's stock price in recent years. Shoney's stock price declined nearly 80% between October 29, 1993 and April 25, 1997, the day on which we filed a Schedule 13D with the Securities and Exchange Commission indicating our disappointment with the Company's performance and stock price in recent years and our consideration of alternatives with respect to our investment in Shoney's. In comparison, over the same period, the Standard & Poor's 500 Index increased approximately 63.6% and Standard & Poor's Restaurants Index increased approximately 66.8%. As one of the largest shareholders of Shoney's, we are obviously concerned about the significant loss in market value that has been suffered by all of Shoney's shareholders. Given our family's history with Shoney's, it also has been personally very distressing to us to watch Shoney's lose its focus on the basics of its business which has caused it to struggle in recent years.

   We believe that, under the direction of the current Board and management of Shoney's, there has been a deterioration in the quality of many of Shoney's restaurants and the business and reputation of Shoney's. Over the last several years, the restaurant industry has become more competitive, and customers now have many more choices. As a result, customers are more interested in better price/value than in the past. In our view, the Shoney's Board and management have failed to respond to these changing customer preferences and that, instead of evolving to meet the preferences of today's customers, Shoney's approach is outdated and is no longer in touch with the customers. Indeed, we believe that the quality of the food and service provided by Shoney's has been reduced, rather than enhanced, in recent years. After two years under the current management, Shoney's condition has not only failed to improve, but, in fact, has deteriorated. Accordingly, competitors are outperforming Shoney's, while Shoney's customer base and profits have continued to decline.

Q: WHY SHOULD YOU VOTE FOR OUR NOMINEES?

A: Since we are significant shareholders of Shoney's, our interests as shareholders are aligned with yours and we have every incentive to increase shareholder value. Raymond D. Schoenbaum has extensive experience in the restaurant industry and intends to use this experience to rebuild Shoney's.

   On June 5, 1997, we requested to meet with the Board at its two-day retreat in mid-June to discuss our concerns about Shoney's continued poor performance. We had hoped to share with the Board at such meeting our concerns about Shoney's performance and a need for a significant change in the direction of Shoney's. Unfortunately, the Board responded in a manner which we believe demonstrates a lack of understanding of the urgency of Shoney's situation and the lack of leadership under current management. Rather than providing Raymond D. Schoenbaum, as a representative of an 8% shareholder, with the opportunity to meet with the Board for a short time at some point during the Board's two-day retreat, the Board suggested that we submit our suggestions in writing, after which the Board would "consider a time in the future" for us to meet with the Board or "a committee of the Board." Because of Shoney's continued poor performance and the Board's refusal to meet with Raymond D. Schoenbaum at the June Board meeting despite the urgency of the situation, we have concluded that the Board does not appreciate the need for a significant change in the direction of Shoney's and we believe that we are left with no alternative but to present our case directly to you, the shareholders and owners of Shoney's.


Q: WHO ARE OUR NOMINEES?

A: Our nominees are     ,    ,    ,    ,   ,     and    .

Q: HOW MANY VOTES DOES IT TAKE TO ELECT THE NEW DIRECTORS?

A: Once the current directors are removed, the shareholders may elect new directors. Directors are elected by a plurality of the votes. In other words, the seven directors who obtain the most votes will be elected.

Q: WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT GIVING YOUR PROXY OR NEED
   ASSISTANCE IN VOTING YOUR SHARES?

A: MacKenzie Partners, Inc. at (212) 929-5500 (collect) or call Toll Free
   (800) 322-2885.

                                   IMPORTANT

Please review this document and the enclosed materials carefully. It does not matter how many shares you own. YOUR PROXY IS VERY IMPORTANT. If you are unable to attend the Special Meeting in person, your proxy is the ONLY means available for you to vote. Please vote FOR each of the proposals, including the amendments to the Bylaws, the removal of the current Board members and the election of the nominees of Raymond D. Schoenbaum and Betty J. Schoenbaum (the "Shoney's Shareholders' Committee" or "we") to the Board, by signing, marking, dating and mailing the enclosed GOLD Proxy as soon as possible.

Unless you indicate otherwise, the GOLD Proxy authorizes the persons named in the proxy to vote, and such persons will vote, properly executed and duly returned proxies FOR the amendments to the Bylaws described in this document, FOR the removal of the current directors, FOR the election of the Shoney's Shareholders' Committee's nominees to the Board, and FOR the Omnibus Resolution described in this document which requires the proposals at the Special Meeting to be considered in a specified order. We are not presently aware of any other matters to be brought before the Special Meeting. However, should other matters be brought before the Special Meeting, the persons named in the proxies will vote the shares in a manner they consider to be in the best interests of the Shareholders and Shoney's.

If you own shares of Shoney's but your stock certificate is held for you by a brokerage firm, bank or other institution, it is very likely that the stock certificate is actually in the name of the brokerage firm, bank or other institution. If so, only that brokerage firm, bank or other institution can execute the GOLD Proxy and vote your shares of Common Stock. The brokerage firm, bank or other institution holding the shares for you is required to forward proxy materials to you and solicit your instructions with respect to the granting of proxies; it cannot vote your shares unless it receives your specific instructions.

If you have any questions about the proxy or need assistance in voting your shares, please call:

                   [LOGO OF MacKENZIE PARTNERS APPEARS HERE]
                               156 Fifth Avenue
                           New York, New York 10010
                           (212) 929-5500 (Collect)
                               or call Toll Free
                                (800) 322-2885

YOU MAY VOTE FOR THE AMENDMENTS TO THE BYLAWS, FOR THE REMOVAL OF ALL DIRECTORS, FOR THE ELECTION OF THE NOMINEES AND FOR THE OMNIBUS RESOLUTION BY SIGNING THE GOLD PROXY CARD, AND MARKING, DATING AND RETURNING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU HAVE ALREADY SUBMITTED A PROXY TO THE SHONEY'S BOARD, YOU MAY CHANGE YOUR VOTE BY SIGNING, MARKING, DATING AND RETURNING THE GOLD PROXY, WHICH MUST BE DATED AFTER THE PROXY YOU SUBMITTED TO SHONEY'S.

Only Shareholders of record at the close of business on      , 1997 (the
"Record Date") are entitled to vote at the Special Meeting. We believe that as
of the close of business on the Record Date, there were     shares of Common
Stock of Shoney's issued and outstanding and entitled to vote. Shareholders have one vote for each share of Common Stock they own with respect to all matters to be considered at the Special Meeting. Directors can be removed from office by a vote of a majority of the votes cast. Once the directors are removed, Shareholders can elect new directors through a plurality of the votes cast.

We are asking you to return your completed, signed and dated GOLD Proxy Card as soon as possible.

                         REASONS FOR THE SOLICITATION

The Shoney's Shareholders' Committee beneficially owns approximately 8.0% of the the Common Stock of Shoney's. Alex Schoenbaum, the father of Raymond D. Schoenbaum and husband of Betty J. Schoenbaum, founded Shoney's in 1947 and served as its first Chairman of the Board. Following Alex Schoenbaum's death late last year, the Shoney's Shareholders' Committee became one of the two largest shareholders of Shoney's.

We have been disappointed with Shoney's performance and the performance of Shoney's stock price in recent years. Shoney's stock price declined nearly 80% between October 29, 1993 and April 25, 1997, the day on which we filed a
Schedule 13D with the Securities and Exchange Commission (the "SEC") indicating our disappointment with the Company's performance and stock price in recent years and our consideration of alternatives with respect to our investment in Shoney's. In comparison, over the same period, the Standard & Poor's 500 Index increased approximately 63.6% and Standard & Poor's Restaurants Index increased approximately 66.8%. As one of the largest shareholders of Shoney's, we are obviously concerned about the significant loss in market value that has been suffered by all of Shoney's shareholders. Given our family's history with Shoney's, it also has been personally very distressing to us to watch Shoney's lose its focus on the basics of its business which has caused it to struggle in recent years.

Alex Schoenbaum founded Shoney's 50 years ago to be a quality provider of family dining. Shoney's has been an innovator in the restaurant industry, and its stores historically have offered quality dining at a good price/value to the customers. Because of the perception by customers of Shoney's good price/value, Shoney's experienced consistent growth from its beginning until the late 1980s.

We believe that, under the direction of the current Board of Directors (the "Board") and management of Shoney's, there has been a deterioration in the quality of many of Shoney's restaurants and the business and reputation of Shoney's. Over the last several years, the restaurant industry has become more competitive, and customers now have many more choices. As a result, customers are more interested in better price/value than in the past. In our view, the Shoney's Board and management have failed to respond to these changing customer preferences and that, instead of evolving to meet the preferences of today's customers, Shoney's approach has become outdated and is no longer in touch with the customers. Indeed, we believe that the quality of the food and service provided by Shoney's has been reduced, rather than enhanced, in recent years. After two years under the current management, Shoney's condition has not only failed to improve, but, in fact, has deteriorated. Accordingly, competitors are outperforming Shoney's, while Shoney's customer base and profits have continued to decline.

On June 5, 1997, we requested to meet with the Board at its two-day retreat in mid-June to discuss our concerns about Shoney's continued poor performance. We had hoped to share with the Board at such meeting our concerns about Shoney's performance and a need for a significant change in the direction of Shoney's. Unfortunately, the Board responded in a manner which we believe demonstrates a lack of understanding of the urgency of Shoney's situation and the lack of leadership under the current management. Rather than providing Raymond D. Schoenbaum, as a representative of an 8% shareholder, with the opportunity to meet with the Board for a short time at some point during the Board's two-day retreat, the Board suggested that we submit our suggestions in writing, after which the Board would "consider a time in the future" for us to meet with the Board or "a committee of the Board." Because of Shoney's continued poor performance and the Board's refusal to meet with Raymond D. Schoenbaum at the June Board meeting despite the urgency of the situation, we have concluded that the Board does not appreciate the need for a significant change in the direction of Shoney's and we believe that we are left with no alternative but to present our case directly to you, the shareholders and owners of Shoney's.

Since we are significant shareholders of Shoney's, our interests as shareholders are aligned with yours and we have every incentive to increase shareholder value. Raymond D. Schoenbaum has been actively involved in the restaurant industry since 1974, and he has extensive experience in the business, including substantial experience in the full service dining industry and in the quality fast food market. From 1974 to 1985, Raymond D. Schoenbaum successfully grew a Wendy's franchisee (Restaurants Systems, Inc.) to in excess of 30 stores, which he sold to Wendy's in 1985 for approximately $40 million. Between 1985 and 1995 he developed and operated Ray's on the River and Rio Bravo, a successful chain of casual restaurants. In 1995, Raymond D. Schoenbaum sold Ray's on the River and Rio Bravo to Applebee's International Inc. ("Applebee's") for approximately $70 million, and became a director of Applebee's following the sale. In addition, Raymond D. Schoenbaum has been involved with the turn- around of companies in the restaurant and restaurant services industries, including Squirrel Companies, Inc., a manufacturer of restaurant point-of-source computer equipment, as the former chairman of the board, and Max & Erma's Restaurants, Inc., as a former member of the board and the largest shareholder.


In order to change the direction of Shoney's in a positive manner, we now solicit your vote in favor of resolutions to be considered at the Special Meeting removing the current Board members and replacing them with our nominees. In addition, at the Special Meeting, the Shareholders also will be asked to consider certain resolutions amending the Bylaws of the Company in a manner designed to facilitate the replacement of the current Board members. Once elected, our nominees to the Board intend to replace certain members of the management of the Company, and to appoint Raymond D. Schoenbaum as the Chairman and Chief Executive Officer of the Company.

The proposals that would be considered at the Special Meeting (the "Special Meeting Proposals") would include the following, in addition to other proposals to take actions incidental to the removal and replacement of current Board members:

  1. To repeal any and all amendments made by the Board to the Bylaws of the Company, as filed with the SEC as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 18, 1996, other than those provisions which were duly approved by the Shareholders and those provisions which under Tennessee law cannot be repealed by the Shareholders, and to provide that, without the approval of the Shareholders, the Board may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or any similar provision (the "Bylaws Repeal Resolution");

  2. To amend Article III, Section 1 of the Bylaws of the Company to fix the number of directors at seven, and provide that, without the approval of the Shareholders, the Board may not thereafter amend or repeal such Section or adopt any new Bylaw provision which is inconsistent in any manner with such Section (the "Size of Board Resolution");

  3. To amend Article III, Section 3 of the Bylaws of the Company to provide that the directors may be elected by the Shareholders at annual meetings and special meetings of the Shareholders of the Company, and provide that, without the approval of the Shareholders, the Board may not thereafter amend or repeal such Section or adopt any new Bylaw provision which is inconsistent in any manner with such Section (the "Election Procedure Resolution");

  4. To remove all of the members of the Board of Directors, including without limitation, any of the following who are members of the Board as of the Special Meeting: Dennis C. Bottorff, Carole F. Hoover, Victoria
     B. Jackson, C. Stephen Lynn, Jeffry F. Schoenbaum, B. Franklin Skinner and Cal Turner, Jr.; provided, however, that if, notwithstanding the Omnibus Resolution (as defined below), any nominees of the Shoney's Shareholders' Committee have been elected to the Board prior to the time this Resolution is adopted, such nominees of the Shoney's Shareholder's Committee shall not be removed from the Board (the "Director Removal Resolution"); and

  5. To elect the seven nominees of the Shoney's Shareholders' Committee, and all other persons nominated by us (the "Nominees"), to fill all vacancies on the Board for the balance of the terms of the present directors and until their successors are elected and qualified (the
     "Election of Directors Resolution"). The Nominees are    ,
        ,   ,   ,   ,   and     . Biographical information on each of the
     Nominees is set forth under the caption "The Special Meeting Proposals."

Further, the Shareholders will be asked at the Special Meeting to consider an Omnibus Resolution (the "Omnibus Resolution") setting forth the following order in which the resolutions will be voted upon by the Shareholders:

  1. The Omnibus Resolution;

  2. The Bylaws Repeal Resolution;

  3. The Size of Board Resolution;

  4. The Election Procedure Resolution;

  5. The Director Removal Resolution; and

  6. The Election of Directors Resolution.

EXECUTING A GOLD PROXY CARD WILL ENABLE YOU--AS AN OWNER OF THE COMPANY--TO SEND A CLEAR MESSAGE THAT YOU ARE DISSATISFIED WITH SHONEY'S PERFORMANCE AND WANT TO ELECT A BOARD OF DIRECTORS THAT WILL GUIDE YOUR COMPANY IN THE FUTURE. WE STRONGLY RECOMMEND THAT YOU VOTE TO AMEND THE BYLAWS, REMOVE THE CURRENT DIRECTORS, ELECT THE NOMINEES AND VOTE IN FAVOR OF THE OMNIBUS RESOLUTION.

                         BACKGROUND AND RECENT EVENTS

On April 25, 1997, we filed a Schedule 13D with the SEC indicating that we have been disappointed with the Company's performance and the Company's stock price in recent years. At that time we stated that we were reviewing various alternatives with respect to our investment in the Company. These alternatives included (i) holding discussions with third parties or with members of the management or the Board in which we would suggest or take a position with respect to potential changes in the operations, management or business of the Company as a means of enhancing shareholder value, (ii) seeking the removal of certain or all of the members of the Board, (iii) nominating our own candidates to be elected to the Board, (iv) proposing changes in the management of the Company and (v) acquiring additional shares in the Company. After filing the Schedule 13D on April 25, 1997, we continued to review these alternatives. We also met with certain members of the management of the Company and certain members of the Board to discuss the Company's financial condition and performance. On June 2, 1997, we amended our Schedule 13D to reflect that we sent a letter to the Board requesting that Raymond D. Schoenbaum be permitted to address the Board at their two-day retreat in mid-June. The letter stated in full as follows:

                                       June 2, 1997

Board of Directors of Shoney's, Inc.
1727 Elm Hill Pike
Nashville, Tennessee 37210

  Re: Meeting of the Shoney's, Inc. Board of Directors

Ladies and Gentlemen:

  As you know from our SEC filing last month, my mother and I are disappointed with Shoney's performance and the performance of Shoney's stock price in recent years. As one of the largest shareholders of Shoney's, we are obviously concerned about the significant loss in market value that has been suffered by all of Shoney's shareholders in recent years. Moreover, we regard Shoney's as a legacy created by my father Alex, who founded the company in 1947, and, on a personal note, it has been very distressing to us to watch Shoney's struggle in recent years.

  As we indicated in our SEC filing, we are in the process of evaluating various possible alternatives with respect to our investment in Shoney's. During this process, we have been reviewing in detail the publicly available data regarding the business, financial condition and operating results of Shoney's, and we have had the opportunity to discuss this publicly available data with certain members of Shoney's management. This process is ongoing, and, while at this time we have not decided on a course of action, we expect to make further progress during the next two weeks.

  Based on our review thus far, we believe that Shoney's is at a critical juncture and that the actions to be taken by Shoney's Board to address the current situation will play a crucial role in determining Shoney's future. For this reason, I would like to meet with the Board at its meeting on June 17, 1997 to discuss Shoney's current situation and our concerns regarding the company's future. By that time, we expect to be far enough along in our evaluation process to present to you some concrete alternatives for addressing Shoney's current problems.

  We believe that this exchange of information and ideas will be very useful to the Board as it gathers information and formulates a plan to address Shoney's situation in a manner which is beneficial to all of Shoney's shareholders. In light of the company's recent performance, the Board will be faced with some difficult decisions in the time ahead. My successful experiences in the family and casual restaurant industry, including most recently my founding and development of Ray's on the River and the Rio Bravo restaurant chain which I sold to AppleSouth, Inc. in 1995, have provided me with valuable skills which I believe I can use to assist you as you deal with Shoney's current situation.

  Please let us know as soon as possible whether you will honor our request to meet with you at the Board's meeting. We look forward to your response.

                                          Sincerely,

                                          Raymond D. Schoenbaum

Although acknowledging shared concerns regarding the loss of Shoney's market value, the Board refused Raymond D. Schoenbaum's offer to address it at its June meeting. The Board's refusal to meet with Raymond D. Schoenbaum was communicated by means of a letter dated June 5, 1997, which was received by Raymond D. Schoenbaum on June 9, 1997, the text of which is set forth in full below:

June 5, 1997

Mr. Raymond D. Schoenbaum
1640 Powers Ferry Road
Building Two, Suite 100
Marietta, Georgia 30067-6050

Dear Raymond:

On behalf of the Board of Directors, I acknowledge receipt of your letter dated June 2, 1997. We share your concerns regarding the loss of market value that all of us as Shoney's shareholders have experienced. We believe that we have the proper business strategy and management team in place to improve the performance of the Company. As with all business turnarounds, time and patience are needed before one can determine whether the business judgment of the leadership is proven correct.

We appreciate your offer to present to the Board on June 17 some concrete alternatives for addressing what you view to be Shoney's current situation. Unfortunately, as you may know, our next Board meeting has been planned for many months as part of a working retreat meeting and the agenda is full without any available open time for you to make your requested presentation. However, we encourage you to submit your concrete alternatives in writing to us before that meeting so that your ideas may be taken into account in our discussions. After we have had the opportunity to review your alternatives, we will consider a time in the future when you could personally discuss those with the Board or a committee of the Board.

Management of Shoney's has consistently welcomed discussions with you and have talked with you on a number of occasions recently to exchange information and ideas. We continue to believe such meetings are mutually beneficial and hope that you will continue to provide us with the benefit of your ideas.

                                          God bless,

                                          C. Stephen Lynn

We were surprised and disappointed with the rejection by the Board of our request to meet with it at its meeting in June. Because of Shoney's continued poor performance and the Board's refusal to meet with us at the June Board meeting despite the urgency of the situation, we feel that we were left with no alternative but to present our case directly to you, the Shareholders and owners of Shoney's. As a result, we determined to seek agent designations to call a special meeting of the Shareholders to act on proposals that would result in the removal of all of the members of the current Board and replace them with our nominees. Immediately after filing the solicitation for agent designations and the preliminary proxy materials with the SEC, we sent a letter to the Board which stated in full as follows:

                                 June 16, 1997

Board of Directors of Shoney's, Inc.
1727 Elm Hill Pike
Nashville, Tennessee 37210

  Re: Meeting of the Shoney's, Inc. Board of Directors

Ladies and Gentlemen:

  My mother and I were surprised and disappointed by your letter in which you rejected our request to address the Board at its two-day retreat in mid-June to discuss Shoney's current situation and possible alternatives for resolving Shoney's problems. We found it disturbing that you refused to meet with a representative of shareholders holding approximately 8% of Shoney's stock, particularly one who is interested in working with, and has the experience to help, the Board in addressing Shoney's problems.

  We also were surprised by the Board's suggestion that we submit our proposals in writing after which the Board would "consider a time in the future" for us to meet with the Board "or a committee of the Board." We believe that this statement demonstrates a lack of understanding of the urgency of Shoney's situation and the lack of leadership under the current management. We had expected that, in order to address Shoney's current problems, the Board would be interested in obtaining as much information and as many ideas as soon as possible. Instead, rather than taking a small amount of time during the Board's two-day retreat to discuss our concerns, the Board's response appears designed only to delay our requested meeting to discuss with you the crucial issues facing Shoney's.

  As we stated in our June 2 letter, we continue to believe that Shoney's is at a critical juncture. We, as Shoney's shareholders, have endured many years of poor financial performance. Over the last several years, Shoney's shareholders have provided you with time and have patiently given you the opportunity to revitalize Shoney's. The result of this patience has been a substantial erosion in the stock price. Despite this record, the

Board continues to state that it has the "proper business strategy and management team." After two years under the current management, however, Shoney's condition has not only failed to improve, but, in fact, has deteriorated. As a result, we believe that Shoney's shareholders no longer have the "time", nor should we be asked to have the "patience", that you request.

  Because of Shoney's continued poor performance and the Board's refusal to meet with me at the June Board meeting despite the urgency of the present situation, we feel that we are left with no alternative but to present our case directly to the shareholders. We have filed documents today with Shoney's and with the SEC for the purpose of calling a special meeting to remove the current members of the Board and replace them with our nominees, who would intend to put in place a new management team committed to addressing Shoney's condition with the urgency it requires.

  We believe Shoney's is running out of time and that it's long term viability is threatened. We need to take decisive action now to ensure the long term survival of the company for the benefit of its shareholders.

                                          Sincerely,

                                          Raymond D. Schoenbaum

[REMAINDER OF BACKGROUND SECTION TO BE DEVELOPED AS EVENTS TRANSPIRE]

                         THE SPECIAL MEETING PROPOSALS

At the Special Meeting, Shareholders will be asked to consider and vote on the Special Meeting Proposals set forth below. As discussed in more detail above, we are disappointed with Shoney's performance, and we believe that positive action needs to be taken to improve Shoney's performance and to reestablish Shoney's as a quality provider of family dining. The Special Meeting Proposals, if approved, will remove the current members of the Board and replace them with our Nominees. In addition, at the Special Meeting, Shareholders will be asked to consider certain resolutions amending the Bylaws of the Company in a manner designed to facilitate the replacement of the current Board members. Once elected, our Nominees intend to replace certain members of the management of the Company, and to appoint Raymond D. Schoenbaum as the Chairman and Chief Executive Officer of the Company.

PROPOSAL NO. 1: THE DIRECTOR REMOVAL RESOLUTION

Our goal is to replace the current Board with our Nominees who we believe will be able to rebuild the Company's business and reputation. We are asking you to vote at the Special Meeting to remove the entire Board, the members of which currently are Dennis C. Bottorff, Carole F. Hoover, Victoria B. Jackson,
C. Stephen Lynn, Jeffry F. Schoenbaum, B. Franklin Skinner and Cal Turner, Jr.

Although the terms of the current Board members expire at the 1998 Annual Meeting, there can be no assurance that before the Special Meeting one or more of the current Board members will not have ceased to be a director (by reason of resignation or otherwise) and have been succeeded by another person appointed by the incumbent directors or that the number of directors on the Board will not have been increased. Accordingly, the GOLD Proxy provides for the removal of the current directors and all other persons who are serving as directors when the removal becomes effective. Section 48-18-108 of the Tennessee Business Corporation Act authorizes these actions, with or without cause, by a vote of a majority of the shares cast at the Special Meeting if at least a majority of the shares of Common Stock are represented at the meeting.

The full text of the Director Removal Resolution is contained in Schedule I to this Proxy Statement.

                     WE STRONGLY RECOMMEND A VOTE FOR THE
               REMOVAL OF THE CURRENT BOARD MEMBERS OF SHONEY'S

PROPOSAL NO. 2: THE ELECTION OF DIRECTORS RESOLUTION

We also are asking you to elect at the Special Meeting the Nominees named below as directors of the Company, to serve until the next annual meeting of Shareholders and until their successors shall have been duly elected and qualified. Directors will be elected at the Special Meeting by a vote of a plurality of the shares of Common Stock represented at the Special Meeting if at least a majority of the shares of Common Stock are represented at the meeting.

The Nominees have furnished us with the following information concerning their principal occupations, business addresses and certain other matters. All of the Nominees are citizens of the United States.

  Shoney's Shareholders' Committee Nominees

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

   (AGE) IS [INSERT BIOGRAPHICAL INFORMATION, INCLUDING ADDRESS].

Each of the Nominees has consented to serve as a director of the Company, if elected. Each of the Nominees (other than Raymond D. Schoenbaum) has entered into an agreement with us in which we have agreed to pay each Nominee a fee of $10,000 if he does not become a director of the Company. Additionally, we have agreed to (i) reimburse each Nominee for any reasonable out-of-pocket expenses incurred in the performance of his service as a Nominee and (ii) indemnify each Nominee with respect to any liabilities relating to or arising out of such service. Raymond D. Schoenbaum is currently a director of Applebee's. In order to devote his full time and attention to the management of Shoney's, Mr. Schoenbaum intends to resign from the board of Applebee's if the Nominees are elected to the Board of Shoney's.

According to publicly available information, Shoney's currently has seven Directors, all of whose terms will expire at the next Annual Meeting of Shareholders of Shoney's in 1998 (the "1998 Annual Meeting"). Each of the Nominees, if elected, would hold office until the 1998 Annual Meeting and until a successor has been elected and qualified or until his earlier death, resignation or removal. Although we have no reason to believe that any of the Nominees will be unable to serve as directors, if any one or more of the Nominees is not available for election, the persons named as proxies on the GOLD Proxy will vote for the election of such other Nominees as we may propose. Should the Board purport to increase the number of directors to be elected at the Special Meeting, we currently intend to propose additional Nominees for such directorships. If this happens, we will use your proxy to vote for our Nominees to fill these directorships. However, we have proposed an amendment to the Bylaws that would limit the number of Directors to seven. If this is approved by the Shareholders, it will not be necessary to increase the number of Nominees.

The Company has employment agreements with Messrs. C. Stephen Lynn, Robert M. Langford and W. Craig Barber. Mr. Lynn's employment agreement provides for a term from May 1, 1995 through April 30, 1998. The employment agreements with Messrs. Langford and Barber presently provide for initial terms which terminate on October 27, 1999. Under the terms of the employment agreements, Messrs. Langford and Barber are each entitled to base salaries in the amount of $288,900, with increases to be in the sole discretion of the Board. Mr. Lynn was entitled to a base salary of $500,000 from May 1, 1996 through April 30, 1997 and is entitled to a base salary of $550,000 from May 1, 1997 through April 30, 1998. However, Mr. Lynn and the Board have agreed that Mr. Lynn's base salary will remain at $500,000 until fiscal year 1998. In addition, the employment agreements provide that Messrs. Langford and Barber are eligible for an annual bonus as established by the Board through the annual bonus plan. Bonuses for Mr. Lynn are based upon a formula to be agreed upon by the employee and the Company.

The Director Removal Resolution and the Election of Directors Resolution, if adopted by the Shareholders together with the other Special Meeting Proposals, would constitute a "change of control" for purposes of these employment agreements. If a change of control under such agreements occurs, the employment terms contained in the agreements are automatically extended for an additional two-year term. Also, in the event of a change of control under such agreements, each of Messrs. Lynn, Langford and Barber, at his option, may terminate his agreement within 90 days after such change of control, in which case he will receive the greater of: (i) two times the base salary and bonus paid during the fiscal year immediately prior to that in which the termination took place; or
(ii) the amount due as base salary during the then remaining employment term.

Pursuant to Section 8.1.10 of the Amended and Restated Reducing Revolving Credit Agreement (the "Credit Agreement"), as amended and restated as of May 3, 1996, among the Company, as borrower, Canadian Imperial Bank of Commerce, Inc. ("CIBC"), as agent, and the lenders signatory thereto (the "Credit Banks"), the Director Removal Resolution and the Election of Directors Resolution, if adopted by the Shareholders together with the other Special Meeting Proposals, would result in a "change of control" causing an "Event of Default" as defined in the Credit Agreement. Pursuant to the Credit Agreement, CIBC and the Credit Banks could cancel the Credit Banks' obligations to make loans to the Company and/or declare the principal amount then outstanding of, and the accrued interest on, the loans under the Credit Agreement due and payable. As reported in the Company's Quarterly Report on Form 10-Q for the quarter ended February 16, 1997 (the "February 1997 10-Q") the Company had $147.7 million of indebtedness outstanding under the Credit Agreement as of February 16, 1997.

The Director Removal Resolution and the Election of Directors Resolution, if adopted by the Shareholders together with the other Special Meeting Proposals, also would result in a "change of control" causing an "Event of Default" under
Section 8.1.10 of the Bridge Loan Credit Agreement (the "Bridge Loan Agreement"), dated as of May 3, 1996, among the Company, as borrower, CIBC, as agent, and the lenders signatory thereto (the "Bridge Banks"). Pursuant to the Bridge Loan Agreement, CIBC and the Bridge Banks could cancel the Bridge Banks' obligations to make loans to the Company and/or declare the principal amount then outstanding of, and the accrued interest on, the loans under the Bridge Loan Agreement due and payable. As reported in the February 1997 10-Q, the Company had $95.1 million of indebtedness outstanding under the Bridge Loan Agreement as of February 16, 1997.

In addition, as reported in the February 1997 10-Q, the Company had additional debt outstanding under various notes issued under indentures and loan and credit agreements. Cross-default and/or cross-acceleration provisions contained in some of these agreements and repurchase rights provided in one of the indentures would enable the lenders to declare the principal amount then outstanding of, and the accrued interest on, the loans under such agreements or notes to be due and payable if the Director Removal Resolution and the Election of Directors Resolution were adopted together with the other Special Meeting Proposals.

Although the Shoney's Shareholders' Committee has not had discussions with Shoney's lenders, the Shoney's Shareholders' Committee believes it is unlikely that, if the Director Removal Resolution and the Election of Directors Resolution were adopted together with the other Special Meeting Proposals, such lenders would exercise their repurchase rights or rights to accelerate loans made to the Company.

While there can be no assurances that the loans would not be accelerated or that any repurchase rights would not be exercised, the Shoney's Shareholders' Committee's belief that the acceleration of such loans and the exercise of such rights would be unlikely if the Director Removal Resolution and the Election of Directors Resolution were adopted together with the other Special Meeting Proposals, is based on its view that the Nominees are qualified to oversee the business of the Company, and that the Company's business is not dependent on Mr. C. Stephen Lynn or any of the Company's other officers or directors.

The full text of the Election of Directors Resolution is contained in
Schedule II to this Proxy Statement.

                 WE STRONGLY RECOMMEND A VOTE FOR THE ELECTION
            OF THE NOMINEES OF THE SHONEY'S SHAREHOLDERS' COMMITTEE

PROPOSAL NO. 3: THE BYLAWS REPEAL RESOLUTION

The Bylaws Repeal Resolution would repeal any and all amendments made by the Board to the Bylaws, as filed with the SEC as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 18, 1996, other than those provisions which were duly approved by the Shareholders and those provisions which under Tennessee law cannot be repealed by the Shareholders. This resolution also will provide that, without the approval of the Shareholders, the Board may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or any similar provision.
Sections 48-20-201(a)(2) and (b) of the Tennessee Business Corporation Act authorize this action by a vote of a majority of the shares cast at the Special Meeting if at least a majority of the shares of Common Stock are represented at the meeting.

The Bylaws Repeal Resolution is designed to repeal any Bylaw changes that the Board may have attempted to make yet did not disclose prior to June 16, 1997 or may attempt to make prior to the Special Meeting. Although we are currently unaware of any specific Bylaw provisions which would be repealed by adoption of the Bylaws Repeal Resolution, adoption of the Bylaws Repeal Resolution would render ineffective any attempted manipulation of the Bylaws by the Board, whether intended to frustrate the ability of the Shareholders to elect the Nominees or adopt any of the other Special Meeting Proposals or otherwise. The Bylaws Repeal Resolution is intended to guarantee that any previously undisclosed Bylaw amendment will be repealed so as to prevent the Board from manipulatively altering the Bylaws prior to the Special Meeting without Shareholder approval and to prevent the Board after the Special Meeting from amending any section of the Bylaws affected by such repeal or adopting any new Bylaw provision in a manner which serves to reinstate any repealed provision or any similar provision.

Although adoption of the Bylaws Repeal Resolution would generally repeal previously undisclosed Bylaw amendments without considering the beneficial nature, if any, of such amendments to the Shareholders, it would not repeal any such amendments which were approved by the Shareholders. The full text of the Bylaws Repeal Resolution is contained in Schedule III to this Proxy Statement.

                             WE STRONGLY RECOMMEND
                    A VOTE FOR THE BYLAWS REPEAL RESOLUTION

PROPOSAL NO. 4: THE SIZE OF BOARD RESOLUTION

The Company's Bylaws provide that the size of the Board shall be fixed from time to time by the Board and shall consist of not less than three (3) nor more than fifteen (15) directors. According to the information made publicly available by the Company as of the date of this Preliminary Proxy Statement, there are currently seven directors on the Board. Adoption of the Size of Board Resolution would fix the number of directors at its present number of seven. Such amendment would further provide that such Bylaw may not be amended, or any new Bylaw provision which is in any way inconsistent therewith, be adopted, without approval of the Shareholders. Sections 48-18-103(a) and 48-20-201(a)(2) of the Tennessee Business Corporation Act authorize this action by a vote of a majority of the shares cast at the Special Meeting if at least a majority of the shares of Common Stock are represented at the meeting.

The Size of Board Resolution is designed to prevent the current Board from frustrating the ability of the Shareholders to elect all seven Nominees to constitute the entire Board. We are concerned that, prior to the Special Meeting, the current Board might attempt to expand the size of the Board beyond the current seven seats, whether by resolution, amendment of the Bylaws or otherwise, and might attempt to do so in a manner intended to prevent us from proposing additional Nominees.

We believe that the Board's ability to attempt to manipulate the size of the Board is limited by its fiduciary duties. However, by fixing the number of Board seats at seven, adoption of the Size of Board Resolution will ensure that the election contest at the Special Meeting will take place on a level playing field, without the incumbent Board or their nominees gaining an unfair advantage by attempting to run for unopposed positions. We have notified the Company that we would propose additional Nominees for election if the Company attempts to expand the size of the Board above its existing level of seven directors prior to the Special Meeting.

In addition, should the Shareholders choose to elect the Nominees to a minority of the seats on the Board, adoption of the Size of Board Resolution would have the purpose of ensuring the incumbent directors, who would continue to constitute a majority, could not frustrate the will of the Shareholders by increasing the size of the Board and installing hand-picked allies. Adoption of the Size of Board Resolution would thereby prevent an incumbent majority, if re-elected, from unilaterally "packing" the Board without Shareholder approval and upsetting the percentage of the Nominees on the Board desired by the Shareholders.

The full text of the Size of the Board Resolution is contained in Schedule IV to this Proxy Statement.

                             WE STRONGLY RECOMMEND
                  A VOTE FOR THE SIZE OF THE BOARD RESOLUTION

PROPOSAL NO. 5: THE ELECTION PROCEDURE RESOLUTION

The Election Procedure Resolution provides that directors may be elected by Shareholders at annual meetings and special meetings of the Shareholders. This resolution also will provide that, without the approval of the Shareholders, the Board may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or any similar provision. Sections 48-20-201(a)(2) and
(b) of the Tennessee Business Corporation Act authorize this action by a vote of a majority of the shares cast at the Special Meeting if at least a majority of the shares of Common Stock are represented at the meeting. While we believe that the current Bylaws provide that the Shareholders can already elect directors at a special meeting and that this Resolution is unnecessary, we are proposing this Resolution out of an abundance of caution.

The full text of The Election Procedure Resolution is contained in Schedule V to this Proxy Statement.

                             WE STRONGLY RECOMMEND
                 A VOTE FOR THE ELECTION PROCEDURE RESOLUTION

PROPOSAL NO. 6: THE OMNIBUS RESOLUTION

In addition, the Shareholders will be asked at the Special Meeting to consider the Omnibus Resolution which sets forth the following order in which the resolutions will be voted upon by the Shareholders:

  1. The Omnibus Resolution;

  2. The Bylaws Repeal Resolution;

  3. The Size of Board Resolution;

  4. The Election Procedure Resolution;

  5. The Director Removal Resolution; and

  6. The Election of Directors Resolution.

The full text of the Omnibus Resolution is contained in Schedule VI to this Proxy Statement.

                             WE STRONGLY RECOMMEND
                       A VOTE FOR THE OMNIBUS RESOLUTION

                      INFORMATION ON THE SPECIAL MEETING

Based on currently available public information, a quorum will exist at the Special Meeting if holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting are present in person or by proxy. If a quorum is present at the Special Meeting, the Shareholders may remove members of the Board by a majority of the votes cast at the Special Meeting. Once the current directors are removed, Shareholders may elect new directors to fill vacancies on the Board.

If the Shareholders are entitled to vote to elect new directors, directors will be elected by a vote of a plurality of the shares of the Common Stock represented by holders present at the meeting in person or by proxy. Once elected to the Board, each director will serve until the next annual meeting and thereafter until his or her successor has been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

The GOLD Proxy will be voted at the Special Meeting in accordance with your instructions. You may vote FOR the Bylaw amendments, FOR the removal of the current directors, FOR the election of the Nominees as directors of Shoney's, and FOR the Omnibus Resolution or withhold authority to vote for the Bylaw amendments, for the removal of for the current directors, for the election of the Nominees, and for the Omnibus Resolution by marking the proper boxes on the GOLD Proxy. You also may withhold your vote from any of the Nominees by writing the name of such nominee in the space provided on the GOLD Proxy Card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE GOLD PROXY FOR THE SPECIAL MEETING PROPOSALS IN THEIR ENTIRETY PROVIDED THAT YOU HAVE SIGNED AND DATED THE SHONEY'S SHAREHOLDERS' PROXY CARD.

We also are requesting authority to initiate and vote for proposals to recess or adjourn the Special Meeting for any reason, including to allow inspectors of the election to certify the outcome of the election of directors, or to allow the solicitation of additional votes, if necessary, to approve the Special Meeting Proposals. We do not currently anticipate additional Special Meeting Proposals in any substantial matters. Nevertheless, we may elect to cause additional Special Meeting Proposals to be identified in the notice of, and in the proxy materials for, the Special Meeting.

                               PROXY PROCEDURES

In order for your views on the proposals to be represented at the Special Meeting, please mark, sign and date the enclosed GOLD Proxy and return it to MacKenzie Partners, Inc. at 156 Fifth Avenue, New York, New York 10010, in the enclosed postage paid envelope in time to be voted at the Special Meeting. Execution of the GOLD Proxy will not affect your right to attend the Special Meeting and to vote in person.

You are eligible to execute a GOLD Proxy only if you owned the Common Stock on the Record Date. If you own your shares of Common Stock "beneficially" (i.e., deriving the economic benefits of ownership thereof or having the power to vote or dispose of such shares), but not "of record" (i.e., having one's name recorded on the stock transfer records of the Company), or if your ownership of shares is through a broker, bank, other financial institution or other record holder, you should contact your broker, bank, other financial institution or other record holder and instruct such person or entity to execute the GOLD Proxy on your behalf. If you acquired shares after the Record Date without a proxy, you may not execute a GOLD Proxy to vote at the Special Meeting with respect to such shares. You will retain the right to execute a proxy card in connection with this proxy solicitation even if you sell your shares after the Record Date.

If you execute and deliver a proxy, it may subsequently be revoked by written notice of revocation to MacKenzie Partners, Inc. at 156 Fifth Avenue, New York, New York 10010 or the Company or by your vote at the Special Meeting. A revocation may be in any written form validly signed and dated by you as long as it clearly states that your prior proxy is no longer effective. Any validly signed and dated revocation will supersede any previously dated or undated GOLD Proxy. To be effective, your written notice of revocation must be signed, dated and delivered prior to the Special Meeting.

If you sign, date and deliver a GOLD Proxy and thereafter, on one or more occasions, sign, date and deliver a later-dated proxy, the latest-dated proxy will be controlling as to your vote and will replace your prior proxy or proxies. However, any later-dated proxy will be of no effect if it is delivered after the Special Meeting. ONLY YOUR LATEST DATED PROXY FOR THE SPECIAL MEETING WILL COUNT AT THE SPECIAL MEETING.

If the Board chooses to oppose our proposals and if, in such instance, you sign a proxy revocation card sent to you by the Board, you may override that revocation by returning to MacKenzie Partners, Inc. at 156 Fifth Avenue, New York, New York 10010 a subsequently dated and signed GOLD Proxy.

                CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Raymond D. Schoenbaum, Betty J. Schoenbaum and the Nominees may be deemed to be "participants" (as defined in Instruction 3 to Item 4 of Rule 14a-101 of the Exchange Act) in this proxy solicitation. Certain information relating to the beneficial ownership of Common Stock by participants in the solicitation and certain other information is contained in Schedule VII hereto and is incorporated in this document by reference.

         OTHER REPRESENTATIVES OF THE SHONEY'S SHAREHOLDERS' COMMITTEE
              WHO ALSO MAY ASSIST IN THE SOLICITATION OF PROXIES

In connection with Montgomery Securities' engagement as financial advisor, we anticipate that certain employees of Montgomery Securities may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders for the purpose of assisting in the proxy solicitation. Montgomery Securities will not receive any fee for, or in connection with, such solicitation activities apart from the fees they are otherwise entitled to receive under their engagement. See "General
Information" below. The principal business address of Montgomery Securities is 600 Montgomery Street, San Francisco, California 94111. Certain additional information regarding Montgomery Securities is contained in Schedule VII hereto and is incorporated in this document by reference.

In addition, Howard E. Sachs, John S. Ellis and W. Douglas Benn, advisors to Raymond D. Schoenbaum, may assist in soliciting proxies although none of them nor the Shoney's Shareholders' Committee admits that any of them is a "participant", as defined in Schedule 14A promulgated by the SEC under the Exchange Act. Certain additional information regarding such persons is contained in Schedule VIII hereto and is incorporated in this document by reference.

                              GENERAL INFORMATION

This Proxy Statement and the accompanying GOLD Proxy Card are first being furnished to Shareholders on or about June , 1997. Executed proxies will be solicited by mail advertisement, telephone, telecopier and in person.
Solicitation will be made by      , none of whom will receive additional
compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

In addition, we have retained MacKenzie Partners, Inc. as our information agent and to solicit proxies in connection with the Special Meeting. We have agreed to reimburse MacKenzie Partners, Inc. for its reasonable expenses and to pay to MacKenzie Partners, Inc. fees not to exceed $120,000. MacKenzie Partners, Inc. will employ approximately 40 people in its efforts. Costs incidental to this solicitation include expenditures for printing, postage,
legal and related expenses and are expected to be approximately $   .

We also have retained Montgomery Securities to provide certain financial advisory services in connection with our solicitation of proxies for the Special Meeting. Montgomery Securities engages in a full range of banking, securities trading, market making and brokerage services for institutional and individual clients. To date, we have paid Montgomery Securities a retainer fee of $100,000. We have agreed to pay additional retainer fees to Montgomery Securities up to $400,000. If we are successful in removing and replacing the current Board members at the Special Meeting on August 19, 1997, we will be required to pay Montgomery Securities an additional success fee of $1,000,000. We also will reimburse Montgomery Securities for reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses), in an amount not to exceed $25,000 per month without our prior written consent, and indemnify Montgomery Securities against certain liabilities and expenses in connection with our engagement of Montgomery Securities, including certain liabilities under the federal securities laws.

The total costs incurred to date in connection with this solicitation are
not in excess of $   . If the Nominees are elected, we will ask the Board to
have the Company reimburse us for costs and expenses incurred in connection with this solicitation. We do not intend to request that our reimbursement request be submitted to a vote of Shareholders.

                            ADDITIONAL INFORMATION

The principal executive offices of the Company are at 1727 Elm Hill Pike, Nashville, Tennessee 37210. Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

For information regarding the security ownership of certain beneficial owners and the management of Shoney's, see Schedule VIII.

                                          Raymond D. Schoenbaum
                                          Betty J. Schoenbaum

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM,
BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A PROXY WITH RESPECT TO YOUR COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A GOLD PROXY TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK.

IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR PROXY OR REQUIRE ASSISTANCE, PLEASE CONTACT MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885.

                                                                      SCHEDULE I

                          DIRECTOR REMOVAL RESOLUTION

RESOLVED: That all of the members of the Board be removed, including without limitation, any of the following who are members of the Board as of the Special Meeting: Dennis C. Bottorff, Carole F. Hoover, Victoria
          B. Jackson, C. Stephen Lynn, Jeffry F. Schoenbaum, B. Franklin Skinner and Cal Turner, Jr.; provided, however, that if, notwithstanding the Omnibus Resolution, any nominees of the Shoney's Shareholders' Committee have been elected to the Board prior to the time this Resolution is adopted, such nominees of the Shoney's Shareholder's Committee shall not be removed from the Board.

                                                                    SCHEDULE II

                       ELECTION OF DIRECTORS RESOLUTION

RESOLVED: That each of   ,   ,   ,   ,   ,      and      as the nominees of the
          Shoney's Shareholders' Committee, and all other persons nominated by the Shoney's Shareholders' Committee, be elected to fill all vacancies on the Board for the balance of the terms of the present directors and until their successors are elected and qualified.

                                                                    SCHEDULE III

                            BYLAWS REPEAL RESOLUTION

RESOLVED: That any and all amendments made by the Board to the Bylaws, as filed with the Securities and Exchange Commission as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 18, 1996 be repealed, other than those provisions which were duly approved by the Shareholders and those provisions which under Tennessee law cannot be repealed by the Shareholders, and that, without the approval of the Shareholders, the Board may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or any similar provision.

                                                                    SCHEDULE IV

                           SIZE OF BOARD RESOLUTION

RESOLVED: That the Bylaws of the Company be and they hereby are amended, effective at the time this resolution is approved by the Shareholders, by (i) deleting the first two sentences of Article III, Section 1 in their entirety and replacing them with the following sentence:

              The business and affairs of the Corporation shall be managed and controlled by a Board of Directors, which shall be fixed at seven (7) members.

      and, (ii) adding the following after the last sentence of Article III, Section 1 of the Bylaws:

              The Board of Directors may not amend or repeal this Section or adopt any new Bylaw provision which is inconsistent in any manner with this Section.

                                                                      SCHEDULE V

                         ELECTION PROCEDURES RESOLUTION

RESOLVED: That the Bylaws of the Company be and they hereby are amended, effective at the time this resolution is approved by the Shareholders, by (i) deleting the first sentence of Article III,
          Section 3 in its entirety and replacing it with the following sentence:

              The Directors shall be elected at the annual meeting of shareholders or at a special meeting of shareholders.

      and, (ii) adding the following after the last sentence of Article III, Section 3 of the Bylaws:

              The Board of Directors may not amend or repeal this Section or adopt any new Bylaw provision which is inconsistent in any manner with this Section.

                                                                    SCHEDULE VI

                              OMNIBUS RESOLUTION

RESOLVED: That each of the resolutions of the Shoney's Shareholders' Committee be voted upon by the Shareholders in the following order:

      1.The Omnibus Resolution;

      2.The Bylaws Repeal Resolution;

      3.The Size of Board Resolution;

      4.The Election Procedure Resolution;

      5.The Director Removal Resolution; and

      6.The Election of Directors Resolution.

                                                                   SCHEDULE VII

                            BENEFICIAL OWNERSHIP OF
                  SHARES BY PARTICIPANTS IN THE SOLICITATION
                           AND CERTAIN OTHER PERSONS

Raymond D. Schoenbaum has his principal business address at 1640 Powers
Ferry Road, Building Two, Suite 100, Marietta, Georgia 30067-6050. Betty J. Schoenbaum has her principal residential address at 5541 Gulf of Mexico Drive, Longboat Key, Florida 34228. Raymond D. Schoenbaum is a private investor. Betty J. Schoenbaum is not employed.

As of the date of this Consent Solicitation Statement, Raymond D. Schoenbaum is deemed to own beneficially (as that term is defined in Rule 13d-3 under the Exchange Act, as amended) 508,061 shares of Common Stock, which constitutes approximately 1.0% of the outstanding shares of Common Stock (based on information provided by the Company in its quarterly report on Form 10-Q for the quarter ended February 16, 1997). As of the date of this Consent Solicitation Statement, Betty J. Schoenbaum is deemed to own beneficially (as that term is defined in Rule 13d-3 under the Exchange Act, as amended) 3,394,480 shares of Common Stock, which constitutes approximately 7.0% of the outstanding shares of Common Stock (based in information provided by the Company in its quarterly report on Form 10-Q for the quarter ended February 16, 1997). As of the date of this Consent Solicitation Statement, Raymond D. Schoenbaum and Betty J. Schoenbaum, as a group, are deemed to own beneficially (as that term is defined in Rule 13d-3 under the Exchange Act, as amended) 3,866,791 shares of Common Stock, which constitutes approximately 8.0% of the outstanding shares of Common Stock (based in information provided by the Company in its quarterly report on Form 10-Q for the quarter ended February 16, 1997).

Raymond D. Schoenbaum and Betty J. Schoenbaum have purchased or sold the following shares of Common Stock within the last two years:

                                                       SHARES OF
                                                      COMMON STOCK      PRICE
  PARTICIPANT                     TRANSACTION DATE   PURCHASED/SOLD    PER SHARE
  -----------                     ---------------- ------------------ ----------
Raymond D. Schoenbaum............  April 4, 1997    60,000  purchased    $4.75
Betty J. Schoenbaum..............  March 18, 1997  100,000* purchased    $5.25
                                                   ------------------
                                   Total:          160,000
                                                   ==================

--------
* Shares purchased by the Betty Schoenbaum Revocable Trust over which Betty J. Schoenbaum shares voting and dispositive power.

Except as otherwise set forth in this Schedule I, neither Raymond D. Schoenbaum or Betty J. Schoenbaum or any associate of any of the foregoing persons or any other person who may be deemed a "participant" in this solicitation has purchased or sold any shares of Common Stock within the past two years, borrowed any funds for the purpose of acquiring or holding any shares of Common Stock, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any shares of Common Stock. There have not been any transactions since the beginning of the Company's last fiscal year and there is not any currently proposed transaction to which the Company or any of its subsidiaries was or is to be a party, in which Raymond D. Schoenbaum or Betty J. Schoenbaum or any associate or immediate family member of any of the foregoing persons or any other person who may be deemed a "participant" in this solicitation had or will have a direct or indirect material interest. Other than the directorships contemplated by the Special Meeting Proposals and other than Raymond D. Schoenbaum becoming Chairman and Chief Executive Officer of Shoney's, neither Raymond D. Schoenbaum or Betty J. Schoenbaum or any associate of any of the foregoing persons or any other person who may be deemed a "participant" in this solicitation has any arrangement or understanding with any

PAGE>

person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates may or will be a party.

Jeffry F. Schoenbaum, the brother of Raymond D. Schoenbaum and the son of Betty J. Schoenbaum, currently is a member of the Board and would be removed as a member of the Board if the Special Meeting Proposals were adopted in their entirety at the Special Meeting

In the ordinary course of its business, Montgomery Securities maintains customary arrangements and may effect transactions in the securities of the Company for the accounts of its customers. As a result of its engagement by the Shoney's Shareholders' Committee, Montgomery Securities restricted its proprietary trading in the securities of the Company as of June 16, 1997 (although it may still execute trades for customers on an unsolicited agency basis). As of June 12, 1997, Montgomery Securities did not beneficially own any Common Stock, and held of record 10,312 shares of Common Stock for customer accounts. Montgomery Securities bought and sold 50,500 shares of Common Stock of the Company for its own account over the last two years.

Howard E. Sachs has his principal business address at 1901 Powers Ferry
Road, Suite 260, Atlanta, Georgia 30339. As of June 12, 1997, Mr. Sachs was the beneficial owner of 5,250 shares of Common Stock. Except for 4,000 shares purchased on behalf of his children, Mr. Sachs neither bought nor sold any securities of the Company over the last two years.

John S. Ellis has his principal business address at 1640 Powers Ferry Road, Building Two, Suite 100, Marietta, Georgia 30067. As of June 13, 1997, Mr. Ellis did not own beneficially or of record any shares of Common Stock. Mr. Ellis neither bought nor sold any securities of the Company over the last two years.

W. Douglas Benn has his principal business address at 1640 Powers Ferry
Road, Building Two, Suite 100, Marietta, Georgia 30067. As of June 11, 1997, Mr. Benn did not own beneficially or of record any shares of Common Stock. Mr. Benn neither bought nor sold any securities of the Company over the last two years.

 .

                                                                  SCHEDULE VIII

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth share ownership information with respect to persons known at such date to the Company to be beneficial owners of more than 5% of the shares of Common Stock, as such information was set forth in the 1997 Proxy Statement, and as of June 16, 1997 with respect to the beneficial ownership of the Shoney's Shareholders' Committee. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

                                           NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED(1) PERCENT OF CLASS
------------------------------------     --------------------- ----------------
Shoney's Shareholders' Committee as a
 Group(2)...............................       3,866,791              8.0 %(3)
 1640 Powers Ferry Road
 Building Two, Suite 100
 Marietta, Georgia 30067
R. L. Danner(4).........................       4,249,303             8.76%
 2 International Drive,
 Suite 510
 Nashville, Tennessee 37217
First Union Corporation(5)..............       2,485,675             5.12%
 One First Union Center
 Charlotte, North Carolina 28288-0137

--------
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person (i) has or shares "voting power", which includes the power to dispose of, or to direct the disposition of, such security or (ii) has the right to acquire within 60 days after the date such information was set forth in the 1997 Proxy Statement, and June 16, 1997 with respect to the beneficial ownership of the Shoney's Shareholders' Committee. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
(2) Includes shares held by these individuals as a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act").
(3) Based on 48,551,609 shares outstanding on March 28, 1997 as disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended February 16, 1997.
(4) Includes 83,068 shares of Common Stock owned by Mrs. Danner and 7,101 shares of Common Stock held in trust for Mr. Danner's son, over which Mrs. Danner has sole voting and investment power.
(5) First Union Corporation ("First Union") has sole voting power as to all shares of Common Stock and has sole power to dispose or to direct the disposition of 2,471,224 shares of Common Stock.

The following table sets forth, according to the 1997 Proxy Statement (except as otherwise noted below), the name of, and the total number of shares of Common Stock (if any) beneficially owned (as defined in Rule 13d-3 under the Exchange
Act) and the percentage of outstanding shares of Common Stock beneficially owned by, (i) each director of the Company, (ii) the Company's Chief Executive Officer and each of its executive officers and (iii) all directors and executive officers as a group. The information presented below has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Since the 1997 Proxy Statement, the total outstanding number of shares of Common Stock has increased from 48,531,075 to 48,551,609 (based on information provided by Company in its Quarterly Report on Form 10-Q for the quarter ended February 16, 1997). Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

                                                  NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES(1) PERCENTAGE OF CLASS
------------------------------------              --------- -------------------
John W. Alderson.................................    10,000           *
W. Craig Barber..................................    65,859           *
Dennis C. Bottorff...............................     9,000           *
Carole F. Hoover.................................     1,400           *
Victoria B. Jackson..............................     3,094           *
Robert M. Langford...............................    15,000           *
C. Stephen Lynn..................................   219,000           *
Jeffry Schoenbaum(2).............................   582,192        1.19%
B. Franklin Skinner..............................     3,500           *
Cal Turner, Jr...................................    28,000           *
Ronald E. Walker.................................    21,341           *
All directors and executive officers as a group
 (11 persons).................................... 1,110,065        2.27%

--------
*  Less than 1%.
(1) Includes shares subject to options to purchase shares which are exercisable or become exercisable within 60 days after January 23, 1997, and are held by the following persons: John W. Alderson (10,000); W. Craig Barber (56,500); Dennis C. Bottorff (1,000); Carole F. Hoover (1,000); Victoria B. Jackson (1,000); Robert M. Langford (15,000); C. Stephen Lynn (100,000); Jeffry Schoenbaum (0); B. Franklin Skinner (3,000); Cal Turner, Jr. (3,000); Ronald E. Walker (10,100); Directors and Executive Officers as a Group (287,047).
(2) Includes 17,340 shares held by Chase Manhattan Bank as custodian for Mr. Schoenbaum's children, 2,953 shares held by his wife, Sue Schoenbaum, and 432,902 shares held in an irrevocable trust for the benefit of Mr. Schoenbaum. Also includes 35,750 shares owned by the Schoenbaum Family Foundation, of which Mr. Schoenbaum is a director. Mr. Schoenbaum disclaims beneficial ownership of the shares owned by the Schoenbaum Family Foundation. Mr. Schoenbaum is the son of Alex Schoenbaum, who until his death in December 1996 was Chairman Emeritus of the Company's Board of Directors.

                                PRELIMINARY COPY

                              (FRONT OF PROXY CARD)

                               PROXY SOLICITATION

                                 SHONEY'S, INC.

                      THIS REVOCABLE PROXY IS SOLICITED BY

                      THE SHONEY'S SHAREHOLDERS' COMMITTEE

The undersigned shareholder of Shoney's, Inc. (the "Company") hereby appoints Raymond D. Schoenbaum and Betty J. Schoenbaum and ______________, and each of them, proxies with full power of substitution and resubstitution, the proxies of each of the undersigned (said proxies, together with each substitute appointed by any of them, if any, collectively the "Proxies"), to vote all shares of Common Stock of the Company, $1.00 par value per share, that the undersigned is entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held on Tuesday, August 19, 1997 at 10:00 a.m. local time in the Governor's Ballroom at the Opryland Hotel, 2800 Opryland Drive, Nashville, Tennessee 37214 and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

THE SHONEY'S SHAREHOLDERS' COMMITTEE RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SET FORTH BELOW.

(Please mark each proposal with an "X" in the appropriate box)

1. To remove all of the members of the Board of Directors, including without limitation, any of the following who are members of the Board as of the Special Meeting: Dennis C. Bottorff, Carole F. Hoover, Victoria B. Jackson, C. Stephen Lynn, Jeffry F. Schoenbaum, B. Franklin Skinner and Cal Turner, Jr.; provided, however, that if, notwithstanding the Omnibus Resolution (as defined below), any nominees of the Shoney's Shareholders' Committee have been elected to the Board prior to the time this Resolution is adopted, such nominees of the Shoney's Shareholder's Committee shall not be removed from the Board (the "Director Removal Resolution").

         [_] FOR               [_] AGAINST             [_] ABSTAIN

2.       To elect __________, __________, __________, __________, __________,
         __________ and __________ (the "Nominees"), and all other persons nominated by the Shoney's Shareholders' Committee as of the date of the Special Meeting to fill all vacancies on the Board for the balance of the terms of the present directors and until their successors are elected and qualified (the "Election of Directors Resolution").

         [_] FOR all                       [_] WITHHOLD AUTHORITY
             Nominees                          for all Nominees

         (INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

         -------------------------------------------------------------------

3. To repeal any and all amendments made by the Board of Directors (the "Board") to the Bylaws of the Company, as filed with the Securities and Exchange Commission as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 18, 1996, other than those provisions which were duly approved by the Shareholders and those provisions which under Tennessee law cannot be repealed by the Shareholders, and to provide that, without the approval of the Shareholders, the Board may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or any similar provision (the "Bylaws Repeal Resolution").

         [_] FOR               [_] AGAINST             [_] ABSTAIN

4. To amend Article III, Section 1 of the Company's Bylaws to fix the number of directors on the Company's Board of Directors at seven and provide that, without the approval of the Shareholders, the Board may not thereafter amend or repeal such Section or adopt any new Bylaw provision which is inconsistent in any manner with such Section (the "Size of Board Resolution").

         [_] FOR               [_] AGAINST             [_] ABSTAIN

5. To amend Article III, Section 3 of the Company's Bylaws to provide that directors shall be elected by the Shareholders at annual meetings and special meetings of the Shareholders of the Company, and provide that, without the approval of the Shareholders, the Board may not thereafter amend or repeal such Section or adopt any new Bylaw provision which is inconsistent in any manner with such Section (the "Election Procedure Resolution").

         [_] FOR               [_] AGAINST             [_] ABSTAIN

6. To set forth the following order in which the resolutions would be voted upon by the Shareholders (the "Omnibus Resolution"):

         1.       The Omnibus Resolution;

         2.       The Bylaws Repeal Resolution;

         3.       The Size of Board Resolution;

         4.       The Election Procedure Resolution;

         5.       The Director Removal Resolution; and

         6.       The Election of Directors Resolution.


7. To authorize the proxies in their discretion to vote upon any and all actions proposed by the Shoney's Shareholders' Committee incidental to the removal and replacement of the current directors of the Company.

         [_] FOR               [_] AGAINST             [_] ABSTAIN

This proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE FOREGOING PROPOSALS IN THEIR ENTIRETY.

THE SHONEY'S SHAREHOLDERS' COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" THE PRECEDING ACTIONS.

                             (BACK OF REQUEST CARD)


Dated:_____________, 1997
Signature______________________
Signature (if jointly held)_______________________
Title:



Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENCLOSED ENVELOPE.